UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  August 22, 2011

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On August 22, 2011, Wausau Paper Corp. (the “Company”) received confirmation from Prudential Investment Management, Inc. (“Prudential”) that Prudential and certain Prudential affiliates had agreed to Amendment No. 2 to the Company’s existing Note Purchase and Private Shelf Agreement (the “Agreement”).  In connection with Amendment No. 2 to the Agreement, the Company has agreed to issue an aggregate principal amount of $50,000,000 of its Series C Senior Notes (the “Series C Notes”).  Additional information regarding the Series C Notes is included in Item 2.03 below.  Amendment No. 2 to the Agreement expanded the Prudential private shelf facility referenced in the Agreement by $25,000,000, such that the total amount made available to the Company under the Prudential private shelf facility is $150,000,000 (excluding the Company’s Series A Notes, which were purchased by Prudential and certain Prudential affiliates under the terms of the Agreement).  The Company has already issued or agreed to issue notes totaling $100,000,000 under the terms of the Prudential private shelf facility, so, in connection with Amendment No. 2 to the Agreement, the parties acknowledged that  the Company may issue additional notes totaling $50,000,000, which Prudential and its affiliates may purchase in their sole discretion.  These notes, if issued by the Company, will have such other terms, including interest rate, as the parties may agree upon at the time of issuance.

The foregoing description of the Agreement, as amended, is qualified in its entirety by reference to the complete terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company has agreed to issue an aggregate principal amount of $50,000,000 of its Series C Notes under the terms of the Agreement, as amended, with Prudential and certain Prudential affiliates.  The Series C Notes, which will be issued by the Company on April 9, 2012, will bear interest at the rate of 4.00% per annum and mature on June 30, 2016.  The proceeds of the Series C Notes will be used to fund the Company’s Tissue expansion project and for other general corporate purposes.  Interest on the Series C Notes will be paid quarterly in arrears.

Section 5 – Corporate Governance and Management

Item 5.07

Submission of Matters to a Vote of Security Holders.

At its annual meeting of shareholders held on April 21, 2011, the Company submitted a proposal entitled “Advisory Vote Regarding Frequency of Say-on-Pay Vote,” which allowed Company shareholders to choose among the options of holding an advisory vote on the compensation of the Company’s named executive officers once every three years, once every two years, once every year; or to abstain from voting.  A plurality of shareholders submitted their preference (on a non-binding, advisory basis) for the Company to hold an advisory vote on the compensation of its named executive officers on an annual basis.  After consideration of these results, as well as other factors, the Company’s Board of Directors, at its meeting held on August 18, 2011, determined that the Company will hold annual advisory votes on the compensation of the Company’s named executive officers until such time as the Board of Directors determines that a different frequency for these advisory votes is in the best interest of the Company and its shareholders.  The Company intends to hold another vote on the frequency of these advisory votes on executive compensation within the six year time period that is required in rules promulgated by the United States Securities and Exchange Commission.

Section 8 – Other Events

Item 8.01

Other Events

On August 18, 2011, the Company’s Board of Directors accepted Londa J. Dewey’s proposal to voluntarily stand for re-election in 2013, rather than 2014, in order to address a director class imbalance that arose as a result of the passing of Andrew N. Baur earlier this year.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Note Purchase and Private Shelf Agreement among Wausau Paper Corp., Prudential Investment Management, Inc.; The Prudential Insurance Company of America; Pruco Life Insurance Company of New Jersey; Prudential Annuities Life Assurance Corporation; Forethought Life Insurance Company; United of Omaha Life Insurance Company; and Companion Life Insurance Company dated as of March 31, 2010, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  August 25, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated August 22, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

10.1

Note Purchase and Private Shelf Agreement among Wausau Paper Corp., Prudential Investment Management, Inc.; The Prudential Insurance Company of America; Pruco Life Insurance Company of New Jersey; Prudential Annuities Life Assurance Corporation; Forethought Life Insurance Company; United of Omaha Life Insurance Company; and Companion Life Insurance Company dated as of March 31, 2010, as amended.